Exhibit 1.1

EXECUTION VERSION

Dana Incorporated

4.250% Senior Notes due 2030

Underwriting Agreement

New York, New York

April 29, 2021

Citigroup Global Markets Inc.

As Representative of the several

  Underwriters,

c/o Citigroup Global Markets Inc.

  388 Greenwich Street

  New York, New York 10013

Ladies and Gentlemen:

Dana Incorporated, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to be dated as of the Closing Date (as defined in Section 3 hereof) (the “Supplemental Indenture” and, the Base Indenture, as modified by the Supplemental Indenture, the “Indenture”) to the Base Indenture. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date (as defined below), and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended; the “Effective Date” means each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); a “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto and (v) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Automatic Shelf Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (“Rule 405”) (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing; and no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company, threatened by the SEC against the Company or related to the Offering of the Securities. The Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), a preliminary prospectus supplement relating to the Securities, which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) Compliance with Securities Act Requirements. On each Effective Date, the Registration Statement did, and when each of the Preliminary Prospectus and the Final Prospectus is first filed in accordance with Rule 424(b), and on the Closing Date (as defined herein), the Preliminary Prospectus and the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the respective rules thereunder and the Trust Indenture Act of 1939, as amended, and the rules and

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regulations promulgated thereunder (the “Trust Indenture Act”); on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) General Disclosure Package. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Well-Known Seasoned Issuer Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

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(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts in any material respect with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Good Standing of the Company and Its Significant Subsidiaries. Each of the Company and its “significant subsidiaries,” as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (the “significant subsidiaries”), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to transact business as a foreign corporation or other organization and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), current or future consolidated financial position, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Authorized Ownership Interests. All the outstanding shares of capital stock or similar ownership interests of each significant subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and (except for directors’ qualifying shares and other minority interests disclosed to you) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except where the existence of such perfected security interests, other security interests, claims, liens or encumbrances would not, individually or in the aggregate, have a Material Adverse Effect.

(i) Accurate Disclosure. The statements in the Preliminary Prospectus and the Final Prospectus under the headings “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, fairly summarize in all material respects the matters therein described.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Execution and Delivery of the Base Indenture, the Supplemental Indenture and the Securities. The Base Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Supplemental Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery by the Trustee, when executed and delivered

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by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(l) The Supplemental Indenture and the Securities. The Supplemental Indenture and the Securities will conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(m) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental or regulatory agency or body, or third party is required for the authorization, issuance, sale and delivery of the Securities by the Company or the consummation of the transactions contemplated herein, except (i) such as have been obtained under the Securities Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and (iii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), except where the failure to obtain any such consent, approval, authorization, filing or order would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(o) Absence of Defaults and Conflicts Resulting from Transaction. None of the execution and delivery of this Agreement, the Base Indenture and the Supplemental Indenture, the issuance, sale and delivery of the Securities, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of the Indenture or this Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except in the case of clauses (ii) and (iii), for such conflicts, violations, liens, charges or encumbrances that would not have a Material Adverse Effect.

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(p) Financial Statements. The consolidated historical financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and subject, in the case of interim statements, to ordinary course year-end audit adjustments. The financial statement schedules included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in accordance with generally accepted accounting principles in the United States the information required to be stated therein.

(q) Litigation. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would (i) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect.

(r) Property. Except as set forth in the Disclosure Package and the Final Prospectus, each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not have a Material Adverse Effect.

(s) Absence of Defaults and Conflicts. Neither the Company nor any of its significant subsidiaries is in violation or default of (i) any provision of its charter, by-laws, or similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such significant subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults that would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or a Material Adverse Effect.

(t) Independent Public Accounting Firm. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(u) Tax Returns. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus and for which appropriate reserves have been established in accordance with generally accepted accounting principles.

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(v) Labor Disputes. There are (i) no material labor problems or disputes with the employees of the Company or any of its subsidiaries that exist, or to the knowledge of the Company, are threatened or imminent and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, in each case except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(w) Insurance. Except, in each case, as would not have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(x) Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company, in each case except as described in or contemplated by the Disclosure Package and the Final Prospectus.

(y) Licenses. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (“Licenses”) issued by all applicable authorities necessary to conduct their respective businesses except where the failure to have such Licenses could not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(z) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with

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respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in material compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) complies with the requirements of the Exchange Act and is effective, and the Company is not aware of any material weakness in its internal control over financial reporting.

(aa) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, in each case, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(dd) Compliance with Sarbanes Oxley Act. The Company and, to the Company’s knowledge, its directors and officers, in their capacities as such, are in compliance in all material respects with applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or, to the knowledge of the Company, indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

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(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) OFAC. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or the target of any sanctions administered or enforced by the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or, to the knowledge of the Company, indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(hh) No Dealings. Except as is not material to the analysis under any Sanctions, to the knowledge of the Company, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(ii) Intellectual Property. To the Company’s knowledge, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s business as now conducted, except as set forth in the Disclosure Package and the Final Prospectus, or where the failure to so own, possess, license or otherwise have the right to use would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Intellectual Property rights that would have a Material Adverse Effect.

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(jj) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except as would not reasonably be expected to result in a Material Adverse Effect, (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could reasonably be expected to result in any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would result in a Material Adverse Effect and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(kk) Industry Information. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical data, market-related data, and other data included in the Registration Statement, the Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and all such internal data (that is, information created internally by the Company rather than obtained from third parties) that relates to the Company that does not derive directly from financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus is accurate in all material respects.

(ll) Documents Incorporated by Reference. Each of the documents incorporated by reference into the Disclosure Package and the Final Prospectus, at the time it was filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act; and any documents filed with the SEC subsequent to the Execution Time and prior to the completion or termination of the offering of the Securities that are deemed to be incorporated by reference into the Disclosure Package and the Final Prospectus, will, when they are filed with the SEC, comply as to form in all material respects with the requirements of the Exchange Act.

(mm) No Change in the Capital Stock or Long-term Debt. Since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or condition, results of operations, business, properties or financial position of the Company and its subsidiaries, taken as a whole, that would result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty as of its date by the Company, as to matters covered thereby, to each Underwriter.

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The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Company and its subsidiaries hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days (as defined below) after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Preparation of the Final Prospectus and Registration Statement. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld, unless the Company is required by law to make such filing before consent can be given. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment to the Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b) Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(c) Notification Regarding Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend or supplement the Preliminary Prospectus or file an Issuer Free Writing Prospectus or otherwise amend or supplement the Disclosure Package to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until the Disclosure Package is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission or otherwise comply with the Securities Act or the Exchange Act or the respective rules thereunder; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the SEC, subject to the first and second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) Reports to Shareholders. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f) Signed Copies of the Registration Statement. Upon request by the Representative, the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

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(g) Qualification of Securities. The Company will use its reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

(h) Issuer Free Writing Prospectus. Unless the Company has or shall have obtained the prior written consent of the Representative, which consent will not be unreasonably withheld or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”), other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto or a free writing prospectus that contains only the preliminary terms of the Securities or their offering or information that is included in the Preliminary Final Prospectus or the final term sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(i) Lock-up Period. The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(k) Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee in connection with the Indenture and the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder, which are not otherwise specifically provided for in this Section 5(k). It is understood, however, that, except as provided in this Section 5(k), and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees for their counsel and any advertising expenses connected with any offers they make.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Company, threatened by the SEC.

(b) The Company shall have requested and caused (i) Paul Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Representative and its counsel their opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit A hereto; and (ii) Douglas H. Liedberg, Senior Vice President, General Counsel, and Secretary for the Company, to have furnished to the Representative and its counsel his opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B hereto.

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(c) The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal financial or accounting officer of the Company or the treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity, or condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, that would result in a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, comfort letters (which may refer to letters previously delivered to the Representative), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the SEC thereunder, covering audited and any interim financial information included in the Registration Statement, the Disclosure Package, and Final Prospectus, and substantially in the form set forth in Exhibit C hereto.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its

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subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment or supplement thereto), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Company shall have taken all action required to be taken by it for the Securities to be eligible for clearance and settlement through DTC, it being understood that the Underwriters shall obtain relevant CUSIP numbers for the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative and such cancellation shall be without liability of any party to any other party, except to the extent provided in Sections 5 and 7. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of one counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the affiliates, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based

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upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in any Preliminary Prospectus and the Final Prospectus in (i) the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting,” (a) the sentences related to concessions and reallowances, if any, and (b) the paragraph related to stabilization, syndicate covering transactions constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel

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if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any claim, action, suit or proceeding affected, without its consent, which consent shall not be unreasonably withheld or delayed.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same

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rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions for each of the Securities which such Underwriter failed to purchase, which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; or, if sent to the Company, will be mailed, delivered or telefaxed to Dana Incorporated at 3939 Technology Drive, Maumee, Ohio, 43537, Attention: Legal Department, facsimile number: (419) 887-5200.

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13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any such Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

20

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Authority of the Representative. Any action by the Underwriters hereunder must be taken by the Representative on behalf of the Underwriters, and any action taken by the Representative shall be binding upon the Underwriters.

[Signature Pages Follow]

21

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
Dana Incorporated
By: /s/ Timothy Kraus
Name: Timothy Kraus
Title: Senior Vice President and Treasurer

[Signature Page – Underwriting Agreement]

Citigroup Global Markets Inc.
By: /s/ Matthew Burke
Name: Matthew Burke
Title: Managing Director
For itself and the other several Underwriters, if any, named in Schedule II to this Agreement.

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated April 29, 2021

Registration Statement No. 333-234507

Title, Purchase Price and Description of Securities:

Title:	4.250% Senior Notes due 2030
Principal amount:	$400,000,000
Purchase price (including accrued interest or amortization, if any):	99.000%

Representative: Citigroup Global Markets Inc.

Closing Date, Time and Location: May 13, 2021

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): 60 days after Closing Date

I-1

SCHEDULE II

Underwriters	Principal Amount of 4.250% Senior Notes due 2030 to be Purchased
Citigroup Global Markets Inc.	$130,000,000
Barclays Capital Inc.	$30,000,000
BMO Capital Markets Corp.	$30,000,000
BofA Securities, Inc.	$30,000,000
Credit Suisse Securities (USA) LLC	$30,000,000
Goldman Sachs & Co. LLC	$30,000,000
J.P. Morgan Securities LLC	$30,000,000
Mizuho Securities USA LLC	$30,000,000
RBC Capital Markets, LLC	$30,000,000
Citizens Capital Markets, Inc.	$10,000,000
Fifth Third Securities, Inc.	$10,000,000
KeyBanc Capital Markets Inc.	$10,000,000

Total	$400,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Pricing Term Sheet dated April 29, 2021

Dana Incorporated

$400,000,000 aggregate principal amount of 4.250% Senior Notes due 2030 (Green Bonds)

This free writing prospectus relates to the offering by Dana Incorporated of $400,000,000 aggregate principal amount of 4.250% Senior Notes due 2030 and should be read together with the preliminary prospectus supplement, dated April 29, 2021 (the “Preliminary Prospectus Supplement”), filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, including the documents incorporated therein by reference, and the related base prospectus, dated November 5, 2019, forming a part of Registration Statement No. 333-234507.

Issuer:	Dana Incorporated (the “Issuer”)

Security:	4.250% Senior Notes due 2030 (the “Notes”)

Aggregate Principal Amount:	$400,000,000

Maturity:	September 1, 2030

Coupon:	4.250%

Price:	100.000% plus accrued interest, if any, from May 13, 2021

Yield to Maturity:	4.250%

Benchmark Treasury:	UST 1.125% due February 15, 2031

Spread to Benchmark Treasury:	+260 basis points

Interest Payment Dates:	March 1 and September 1, commencing September 1, 2021 (short first coupon)

Record Dates:	February 15 and August 15

Optional Redemption:

At any time on or after May 1, 2026, we may redeem some or all of the Notes at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                    Year                     Redemption Price

                    2026                                       102.125%

                    2027                                       101.417%

                    2028                                       100.708%

                    2029 and thereafter                100.000%

Prior to May 1, 2026, we may also redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium.

1

At any time prior to May 1, 2024, we may redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 104.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) issued remains outstanding after the redemption.

Settlement Date:	May 13, 2021 (T+10)

CUSIP/ISIN:	235825AH9 / US235825AH97

Underwriting Discount:	1.000%

Proceeds to Company (before expenses):	$396,000,000

Use of Proceeds:	The Issuer intends to allocate an amount at least equal to the net proceeds from this offering to finance or refinance, in whole or in part, recently completed or future Eligible Green Projects.

Green Structuring Advisor and Joint Book Running Manager:	Citigroup Global Markets Inc.

Joint Book Running Managers:	Barclays Capital Inc.
BMO Capital Markets Corp.
BofA Securities, Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
RBC Capital Markets, LLC

Co-Managers:	Citizens Capital Markets, Inc. Fifth Third Securities, Inc. KeyBanc Capital Markets Inc.

If any information contained in this Pricing Term Sheet is inconsistent with information contained in the Preliminary Prospectus Supplement and the accompanying base prospectus, the terms of this Pricing Term Sheet shall govern. Capitalized terms used but not otherwise defined in this Pricing Term Sheet shall have the meanings assigned to them in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) relating to this offering. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying base prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets

IV-1

Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-800-831-9146 or by emailing prospectus@citi.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com; BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: High Yield Capital Markets, by calling 1-212-702-1882; BofA Securities, Inc. NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, by emailing dg.prospectus_requests@bofa.com, by calling 1-800-294- 1322; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, Attention: Prospectus Department, by calling 1-800-221-1037 or by emailing ecm.prospectus@credit- suisse.com; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by calling 1-866-471-2526, by faxing 212-902-9316 or by emailing prospectus- ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-866-803-9204; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Debt Capital Markets Syndicate, by calling 1-866-271-7403; and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Leveraged Capital Markets, by calling 1-877-280-1299.

We expect that delivery of the Notes will be made against payment therefor on or about the tenth business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on or prior to the seventh business day after pricing will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery should consult their own advisors.

This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Prospectus Supplement and the accompanying base prospectus for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or notices were automatically generated as a result of this communication being sent by Bloomberg or another email system.

IV-2

EXHIBIT A

May [__], 2021

Citigroup Global Markets Inc.

Barclays Capital Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Citizens Capital Markets, Inc.

Fifth Third Securities, Inc.

KeyBanc Capital Markets Inc.

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to Dana Incorporated, a Delaware corporation (the “Company”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated [•], 2021, between Citigroup Global Markets Inc., who is acting as representative of the several Underwriters named on Schedule II thereto (the “Underwriters”), and the Company, relating to the purchase today by the Underwriters of $400,000,000 aggregate principal amount of the Company’s [•]% senior notes due 2030 (the “Notes”). The Notes are to be issued under an Indenture, dated as of January 28, 2011 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Seventh

Supplemental Indenture, dated as of the date hereof (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This letter is being furnished at the request of the Company as contemplated by Section 6(b)(i) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-234507) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on November 5, 2019 and became effective automatically pursuant to Rule 462(e) under the Act. In this letter, (i) the Registration Statement as amended as of the Execution Time (as defined in the Underwriting Agreement), including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement,” (ii) the base prospectus dated November 5, 2019, included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated [•], 2021, including the documents incorporated by reference therein immediately prior to the Execution Time, is referred to as the “Pricing Prospectus,” (iii) the Pricing Prospectus, taken together with the information set forth in the term sheet dated [•], 2021, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Pricing Disclosure Package” and (iv) the base prospectus dated November 5, 2019, included as part of the Registration Statement, as supplemented by the final prospectus supplement dated [•], 2021, including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Pricing Disclosure Package;

3.	the Prospectus;

4.	the Underwriting Agreement;

5.	the Indenture;

6.	the Notes; and

7.	those documents incorporated by reference into the Registration Statement set forth on Schedule I hereto.

1. In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and bylaws, as amended, of the Company certified by the Company as in effect on the date hereof (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company relating to the issuance of the Notes, each certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below.

We have also relied upon oral and written statements of officers and representatives of the Company, upon the representations and warranties of the Company made in the Underwriting Agreement as to factual matters and upon certificates of public officials and officers of the Company. The documents incorporated by reference into the Pricing Disclosure Package, the Registration Statement and the Prospectus were prepared by the Company without our participation.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that the Indenture constitutes the legal, valid and binding obligation of the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Notes and to own and hold its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

2. The Notes have been duly authorized and executed by the Company. The Notes, when duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Notes, when issued and delivered, will conform in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes.”

3. The Indenture has been duly authorized, executed and delivered by the Company. The Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to its description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes.” The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

6. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”), except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them and the Form T-1, as to which we express no opinion.

7. The issuance and sale of the Notes by the Company, the execution and delivery by the Company of the Underwriting Agreement and the Indenture and the performance by the Company of its obligations under the Underwriting Agreement and the Indenture will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule II to this letter or (iii) violate the General Corporation Law of the State of Delaware (the “GCL”) and those laws, rules and regulations of the United States of America and the

State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for the purposes of the opinion expressed in paragraph 9 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Indenture, the Notes, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule II to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

8. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law for the issuance and sale of the Notes or the performance by the Company of its obligations under the Underwriting Agreement and the Indenture other than any filing with the Commission on Form 8-K under the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

9. The Company is not and, after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York, the GCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

(a) Schedule I

Documents Incorporated by Reference

1.

Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 (filed on February 18, 2021), including portions of the Proxy Statement for the 2021 annual meeting of the Company’s stockholders (filed on March 11, 2021) to the extent specifically incorporated by reference therein;

2.	Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2021 (filed on April [•], 2021); and

3.

Current Report on Form 8-K filed of the Company on March 29, 2021 (with the exception of any information contained in such document which has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into the prospectus).

Schedule II

List of Agreements

1. Indenture, dated as of January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee.

2. Third Supplemental Indenture, dated as of December 9, 2014, with respect to the Indenture, dated January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee.

3. Fourth Supplemental Indenture, dated as of November 20, 2019, with respect to the Indenture, dated January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee.

4. Sixth Supplemental Indenture, dated as of June 19, 2020, with respect to the Indenture, dated January 28, 2011, between the Company and Wells Fargo Bank, National Association, as trustee.

5. Indenture, dated as of May 27, 2016, among Dana Luxembourg Financing S.à r.l., the Company and Wells Fargo Bank, National Association, as trustee.

6. Indenture, dated as of April 4, 2017, among Dana Luxembourg Financing S.à r.l., the Company and Wells Fargo Bank, National Association, as trustee.

7. Revolving Credit and Guaranty Agreement, dated as of June 9, 2016, among the Company, as borrower, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

8. Revolving Facility Security Agreement, dated as of June 9, 2016, from the Company and the other guarantors referenced to therein, as grantors, to Citibank, N.A., as collateral agent.

9. Amendment No. 1 to Revolving Credit and Guaranty Agreement and Amendment No. 1 to Revolving Facility Security Agreement, dated as of August 17, 2017, among the Company, as borrower, the guarantors party thereto, Citibank, N.A, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

10. Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 28, 2019, among the Company, as borrower, the guarantors party thereto, Citibank, N.A, as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

11. Amendment No. 3 to Credit and Guaranty Agreement, dated as of April 30, 2019, among the Company, as a borrower, Dana International Luxembourg S.à r.l., as a borrower, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

EX B-1

12. Amendment No. 4 to Credit and Guaranty Agreement and Amendment No. 2 to Security Agreement, dated as of April 16, 2020, among the Company, as a borrower, Dana International Luxembourg S.à r.l., as a borrower, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

13. Amendment No. 5 to Credit and Guaranty Agreement and Amendment No. 3 to Security Agreement, dated as of March 25, 2021, among the Company, as a borrower, Dana International Luxembourg S.à r.l., as a borrower, the guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto.

EX B-2

EXHIBIT B

Dana Incorporated

3939 Technology Drive

Maumee, Ohio 43537

May [__], 2021

Citigroup Global Markets Inc.

Barclays Capital Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

RBC Capital Markets, LLC

Citizens Capital Markets, Inc.

Fifth Third Securities, Inc.

KeyBanc Capital Markets Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Dana Incorporated, a Delaware corporation (the “Company”). I am rendering this opinion, solely in my capacity as General Counsel of the Company and not in any individual or other capacity, to you in connection with the execution of the Underwriting Agreement, dated April [•], 2021 (the “Underwriting Agreement”), between the Company and you, relating to the purchase today by the underwriters named therein (the “Underwriters”) of $400,000,000 aggregate principal amount of the Company’s [•]% senior notes due 2030 (the “Notes”). The Notes are to be issued under the indenture, dated as of January 28, 2011 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Seventh Supplemental Indenture, dated as of the date hereof (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This opinion is being furnished at the request of the Company as contemplated by Section 6(b)(ii) of the Underwriting Agreement. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in the Underwriting Agreement.

EX B-3

For purposes of rendering the opinions expressed below, I have examined and relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in: (1) the Registration Statement, (2) the Disclosure Package, (3) the Final Prospectus, (4) the Underwriting Agreement, (5) the Indenture, (6) the Notes, and (7) such other documents that I have deemed necessary or relevant for the purpose of the opinions expressed below. The opinions expressed below are conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents, and statements referred to in this paragraph.

In my examination of the above described documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of all such documents.

Based on and subject to the foregoing, I am of the opinion that:

(i) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(iii) Each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and otherwise as set forth in this Disclosure Package and Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iv) To my knowledge and other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject which, if determined adversely to the Company or any of its significant subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v) The issue and sale of the Notes, the compliance by the Company with the Underwriting Agreement and the Indenture and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its

EX B-4

significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, or violate any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties, in each case, except for such conflicts, breaches, violations or defaults, as applicable, that would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Third Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, each as in effect on the date hereof;

(vi) Each document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (except for financial statements, financial statement schedules and other financial data included or incorporated by reference, in or omitted from either of them, as to which I express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act;

(vii) Except as disclosed in the Disclosure Package and the Final Prospectus, to my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived; and

(viii) I do not know of any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

Whenever my opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge, it is intended to signify that during the course of my representation of the Company, as herein described, no information has come to my attention which would give me actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, I have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my representation of the Company. As to any facts material to the opinion expressed herein, I did not independently establish or verify such facts but have relied upon statements, representations and/or warranties contained in the transaction documents, and upon certificates, statements and representations of officers and other representatives of the Company. No inquiry or investigation independent of any of the foregoing was required by you or performed by me to determine the accuracy or completeness thereof.

The opinions expressed herein are specifically qualified by reference to, and are based solely upon, laws, rulings and regulations in effect on the date hereof and are subject to modification to the extent such laws, rules and regulations are changed in the future; provided, however, in rendering this opinion I assume no obligation to revise or supplement this opinion should any law, rulings or regulations in effect be changed by legislative action, judicial decision, or otherwise. This opinion is limited solely to the matters specifically addressed herein and I do not opine on any other matters.

EX B-5

In giving the foregoing opinions, I express no opinion other than as to the laws of the State of Ohio, the Delaware General Corporation Law and, where indicated, federal law.

This opinion is furnished to you as Representative of the several Underwriters pursuant to the Underwriting Agreement solely for the benefit of the Underwriters, upon the understanding, as I have advised you and you have agreed, that I am not hereby assuming any professional responsibility to any other person whatsoever.

Very truly yours,

Douglas H. Liedberg

EX B-6

EXHIBIT C

[Comfort Letter to be included when final]

EX C-1